SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2006

ARBIOS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-32603 (Commission File Number)	91-1955323 (I.R.S. Employer Identification No.)

8797 Beverly Blvd., Suite 304 Los Angeles, California (Address of Principal Executive Offices)	90048 (Zip Code)

(310) 657-4898
(Registrant’s Telephone Number, Including Area Code)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 6, 2006, Arbios Systems, Inc. (“Arbios” or the “Company”) announced that it has signed binding agreements and closed a private placement financing of Units, consisting of common stock and warrants, for gross proceeds of $1.35 million. Each Unit consists of one share of Arbios common stock and one warrant to purchase 0.50 of a share of Arbios common stock, comprising a total of 1,227,272 shares of Arbios common stock and warrants to purchase 613,634 shares of Arbios common stock. The offering was made to accredited investors, as defined in applicable SEC regulations. Participating in the financing were current investors, including several funds managed by LibertyView Capital Management (a division of Neuberger Berman, LLC, a Lehman Brothers company) as well as Bristol Investment Fund, Ltd. (advised by Bristol Capital Advisors, LLC), and a new, individual investor.

Under the terms of the purchase agreement, the Units were sold at a price of $1.10 per Unit, and the warrants will be exercisable for a period of five years at a price of $1.50 per share. Pursuant to the purchase agreement, each investor has a right to participate in any closing of a subsequent financing by the Company of its common stock or common stock equivalents up to an amount equal to the aggregate purchase price paid by such investor pursuant to the purchase agreement until the first anniversary of the declaration of effectiveness by the SEC of a registration statement for the resale of the shares of common stock and the shares of common stock underlying the warrants sold in the private placement. The Company also agreed to propose at the next annual meeting of the Company’s stockholders that the number of current members of the Company’s Board of Directors be reduced to nine persons or less. The closing was subject to customary closing conditions.

Under the terms of the registration rights agreement, the Company has agreed to file a registration statement with the SEC for the resale of the shares of common stock and the shares of common stock underlying the warrants sold in the private placement within 60 days of the March 6, 2006 closing. Failure to file the registration statement in a timely manner will result in payment by the Company to each investor of liquidated damages, subject to certain limitations set forth in the registration rights agreement. Such liquidated damages are also payable in the event that the resale registration statement has not been declared effective within certain time periods or if sales cannot be made pursuant to the registration statement following its effectiveness, each as described in the registration rights agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press Release of Arbios Systems, Inc. dated March 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBIOS SYSTEMS, INC.

Date: March 9, 2006	By:	/s/ WALTER OGIER
Walter Ogier, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release of Arbios Systems, Inc. dated March 6, 2006